UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2024

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1000 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UTHR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on June 26, 2024, at the 2024 Annual Meeting of Shareholders of United Therapeutics Corporation (the Company), the Company’s shareholders approved an amendment and restatement (the 2024 Restatement) of the United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan (the Plan). The 2024 Restatement had previously been approved by the Company’s Board of Directors (the Board) upon the recommendation of its Compensation Committee. The effective date of the 2024 Restatement is June 26, 2024.

The Plan is administered by the Compensation Committee of the Board, which is comprised of independent directors. The purpose of the Plan is to stimulate the efforts of non-employee directors, officers, employees, and other service providers, in each case who are selected to be participants in the Plan, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan allows grants of stock options, stock appreciation rights, restricted stock, restricted stock units, and stock awards, any of which may be performance-based, and for incentive bonuses.

The 2024 Restatement makes the following changes to the Plan:

•	increases the maximum number of shares of the Company’s common stock that may be issued under the Plan by 1,320,000 shares;

•	extends the expiration date of the Plan to April 25, 2034;

•	revises the minimum vesting provisions under the Plan to permit certain exceptions in line with best practices; and

•	revises the limit on non-employee director compensation to address certain special assignment.

Additional details regarding the Plan are included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2024 (the Proxy Statement) under the heading Proposal No. 3 — Approval of The Amendment and Restatement of The United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan. The foregoing summary is qualified in its entirety by the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 26, 2024, the Company held its 2024 Annual Meeting of Shareholders. The Company’s shareholders considered four matters, each of which is described in more detail in the Proxy Statement. The final voting results for the meeting are as follows:

1.	Election of directors, each to serve a term of one year:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Christopher Causey	32,655,777	5,007,451	23,624	899,233
Raymond Dwek	34,539,331	3,124,020	23,501	899,233
Richard Giltner	35,926,944	1,735,495	24,413	899,233
Ray Kurzweil	34,881,879	2,780,367	24,606	899,233
Jan Malcolm	37,494,516	166,925	25,411	899,233
Linda Maxwell	37,281,239	380,261	25,352	899,233
Nilda Mesa	36,692,631	968,800	25,421	899,233
Judy Olian	37,346,987	314,603	25,262	899,233
Christopher Patusky	33,657,384	4,005,882	23,586	899,233
Martine Rothblatt	35,207,735	2,456,733	22,384	899,233
Louis Sullivan	34,414,900	3,233,844	38,108	899,233
Tommy Thompson	36,267,757	1,393,314	25,781	899,233

2.	An advisory resolution to approve executive compensation:

Votes for:	35,662,995
Votes against:	1,974,530
Abstentions:	49,327
Broker non-votes:	899,233

3.	Approval of the amendment and restatement of the United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan:

Votes for:	32,982,705
Votes against:	4,663,248
Abstentions:	40,899
Broker non-votes:	899,233

4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024:

Votes for:	37,189,791
Votes against:	1,373,453
Abstentions:	22,841
Broker non-votes:	—

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Jan Malcolm’s election to the Board is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan
99.1	Press Release dated June 27, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: June 27, 2024	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

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